Exhibit 99.1

Conference call:	Friday, March 7, 2008 at 11:00 A.M. EST
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-888-687-3295 Dial pass code 38568430

EBIX 2007 NET INCOME RISES 112% TO A RECORD $12.7 MILLION,

OR $ 3.61 PER DILUTED SHARE, ON A 46% REVENUE INCREASE

- Reports a Record Fourth Quarter with Diluted EPS of $1.20 -

ATLANTA, GA — March 7, 2008 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions for the insurance industry, today reported its financial results for the fourth quarter (Q4 ‘07) and year ended December 31, 2007.

Ebix’s 2007 fourth quarter revenue rose 31% to $12.20 million, compared to $9.28 million during the fourth quarter of 2006. Q4 ‘07 net income rose 169% to $4.50 million, or $1.20 per diluted share, versus Q4 ‘06 net income of $1.67 million, or $0.53 per diluted share. Results for Q4 2007 and Q4 2006 were based on 3.8 and 3.2 million weighted average diluted shares outstanding respectively.

Ebix’s total revenue rose 46% to $42.84 million in 2007, compared to $29.25 million in 2006. Ebix’s operating income rose 91% to $12.80 million in fiscal 2007, compared to operating income of $6.71 million in 2006. In 2007, the Company’s net income rose 112% to $12.67 million, or $3.61 per diluted share, compared to net income of $5.97 million, or $1.90 per diluted share, in 2006.

In 2007, the Company’s basic earnings per common share rose to $4.08 as compared to basic earning per common share of $2.15 in 2006. Results for 2007 and 2006 were based on 3.1 million and 2.8 million weighted average basic shares outstanding respectively.

Ebix President and Chief Executive Officer Robin Raina commented, “We are pleased with these results and see them as another step forward in our vision plan to be the largest insurance services player in the world-wide insurance markets. While there is reason to feel encouraged with our continued and consistent success, we realize that we are still far from the destination of being the most dominant player globally.”

Raina said, “The Q4 2007 results are in line with our expectations and include only two months of revenues from our acquisition of IDS in November 2007. Our Q4 2007 performance is a record result for the company in terms of net income and diluted EPS both. The 37% operating margins for Q4 of 2007 is a result that we are especially pleased with.”

“During 2007, we experienced top line growth in every division of the company both domestically and internationally. We made many strategic decisions like combining our life and annuity exchanges under the EbixExchange name or making a solid entry into the Insurance BPO markets by our November 2007 acquisition of Jenquest, Inc. (“IDS”) — one of the largest insurance certificates tracking players in the United States.” Raina added, “While 2007 has established a new benchmark as a record year both in terms of income and earnings we believe our best is yet to come.”

Raina concluded, “We are encouraged by our recent acquisition of Telstra EBusiness in Australia for A$50 Million. The impact of that acquisition is likely to show in 2008 since that acquisition was completed on January 2nd, 2008.”

Ebix Chief Financial Officer Robert Kerris commented, “The 4th quarter net income of $4.50 million is a 22% improvement over the 3rd quarter and represents the eighth consecutive quarter of significant net income growth. Our operating margins continue to improve, increasing to 30% for 2007 from 23% in 2006. This positive trend in net income and operating margins are good measures of our continuous efforts to improve the profitability of our business. In addition, the Company generated $14.4 million in net cash from operating activities representing an increase of $10.2 million or 242% from the $4.2 million of operating cash flows from just a year earlier. We will continue to invest the cash generated from our operations into the strengthening of our balance sheet and the expansion of our business, both organically and through accretive acquisitions.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in the United States, Australia, New Zealand, Singapore, UK and India, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, , Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, software developers, technical sales and other critical personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s annual report on Form 10-K for the year ended December 31, 2007. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

(Financial Statements follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$49,466	$5,013
Accounts receivable, less allowances of $146 and $36 respectively	8,809	7,973
Other current assets	1,140	913
Total current assets	59,415	13,899
Property and equipment, net	3,356	2,183
Goodwill	36,408	23,118
Intangibles, net	7,318	7,867
Other assets	1,550	285
Total assets	$108,047	$47,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,926	$1,854
Accrued payroll and related benefits	1,517	1,549
Short term debt	15,650	10,000
Current portion of long term debt and capital lease obligation	510	1,009
Deferred revenue	5,645	5,552
Other current liabilities	149	44
Total current liabilities	25,397	20,008
Long term debt and capital lease obligation, less current portion	21,253	943
Deferred rent.	719	235
Total liabilities	47,369	21,186

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500 shares authorized, no shares issued and outstanding at December 31, 2007 and 2006, respectively	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 3,406 issued and 3,397 outstanding at December 31, 2007 and 2,857 issued and 2,848 and outstanding at December 31, 2006	337	286
Additional paid-in capital	114,771	94,914
Treasury stock (9 shares repurchased as of December 31, 2007 and December 31, 2006 respectively)	(149)	(149)
Accumulated deficit	(57,058)	(69,724)
Accumulated other comprehensive income	2,777	839
Total stockholders’ equity	60,678	26,166
Total liabilities and stockholders’ equity	$108,047	$47,352

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenue:
Services	$11,778	$9,249	$39,380	$27,594
Software licensing	423	29	3,461	1,659
Total revenue	12,201	9,278	42,841	29,253
Operating expenses:
Cost of services provided	1,990	1,746	7,114	5,916
Product development	1,487	1,969	7,609	5,234
Sales and marketing	987	1,033	4,116	3,002
General and administrative	2,468	1,873	8,602	6,594
Amortization and depreciation	716	458	2,599	1,795
Total operating expenses	7,648	7,079	30,040	22,541
Operating income	4,553	2,199	12,801	6,712
Interest income, net of interest expense	140	(142)	151	(61)
Foreign exchange gain (loss)	(55)	(22)	247	(6)
Income before income taxes	4,638	2,035	13,199	6,645
Income tax expense	(140)	(362)	(533)	(680)
Net income	$4,498	$1,673	$12,666	$5,965

Basic earnings per common share	$1.36	$0.60	$4.08	$2.15

Diluted earnings per common share	$1.20	$0.53	$3.61	$1.90

Basic weighted average shares outstanding	3,307	2,802	3,102	2,768

Diluted weighted average shares outstanding	3,778	3,156	3,512	3,137

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In thousands)
Cash flows from operating activities:
Net income	$12,666	$5,965	$4,322
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,599	1,795	1,321
Provision for doubtful accounts	121	25	9
Restricted stock compensation	149	134	65
Stock-based compensation	168	147	(15)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(803)	(3,655)	(255)
Other assets	(1,490)	(357)	122
Accounts payable and accrued expenses	72	(277)	181
Accrued payroll and related benefits	(32)	(304)	(72)
Other liabilities	782	—	—
Deferred revenue	142	677	(195)
Net cash provided by operating activities	14,374	4,150	5,483

Cash flows from investing activities:
Investment in Finetre, net of cash acquired	(15)	(12,042)	—
Investment in Infinity, net of cash acquired	(2,870)	(3,049)	—
Investment in IDS, net of cash acquired	(11,253)	—	—
Deferred rent	568	225	—
Capital expenditures	(1,754)	(537)	(484)
Net cash used in investing activities	(15,324)	(15,403)	(484)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	18,945	—	—
Proceeds from line of credit	16,400	11,000	—
Proceeds from the issuance of debt	20,000	—	—
Repurchase of stock	—	—	(2,700)
Payments on line of credit	(10,750)	(1,000)	(3,500)
Restricted cash	—	—	3,000
Repurchase of common stock		(149)
Payments of long term debt	(966)	(873)	(960)
Payments for capital lease obligations	(3)	12	—
Proceeds from exercise of common stock options	646	779	131

Net cash provided by (used in) financing activities	44,272	9,769	(4,029)
Effect of foreign exchange rates on cash and cash equivalents	1,131	(236)	(80)
Net change in cash and cash equivalents	44,453	(1,720)	890
Cash and cash equivalents at the beginning of the year	5,013	6,733	5,843
Cash and cash equivalents at the end of the year	$49,466	$5,013	$6,733

Supplemental disclosures of cash flow information:
Interest paid	$386	$187	$177
Income taxes paid	7	524	281